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Preliminary Term Sheet

WashingtonMutual Mortgage Pass-Through Certificates, WMALT Series 2006-AR4 Trust

$ 563,042,000

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Mortgage Securities Corp.
Seller

Washington Mutual Bank
Servicer

Countrywide Home Loans, Inc.
Servicer

LaSalle Bank National Association
Trustee

May 15, 2006

Closing Date	May 30, 2006
Investor Settlement Date	May 30, 2006
First Distribution Date	June 26, 2006
Cut-Off Date	May 1, 2006

A Washington Mutual, Inc. Company

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this final term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus, along with this final term sheet, describes more specifically the terms of your series of certificates. This final term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this final term sheet is subject to completion or change. The information in this final term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire final term sheet and the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus we will provide you. You may obtain a copy of the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS FINAL TERM SHEET REFLECTS THE FINAL CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS MAY 1, 2006.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This final term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this final term sheet. The mortgage-backed securities referred to in this final term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this final term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

WashingtonMutual Mortgage Pass-Through Certificates,
WMALT Series 2006-AR4 Trust

$ [453,595,100]

Description of Certificates

	Principal/ Notional Amount (Approx.) (1)	WAL (Yrs) To Call/Mat (2)	Pmt Window (Mths) To Call/Mat (2)	Interest Rate Type	Tranche Type	Expected Ratings S&P/Moody’s
1A	$ 76,071,000	Not Offered Herein		Variable (3)	Senior	AAA/Aaa
2A	$ 69,518,000			Variable (3)	Senior	AAA/Aaa
3A	$ 251,313,000			Variable (3)	Senior	AAA/Aaa
CA-1B	$ 99,225,000			Variable (3)	Senior/Mezz	AAA/Aaa
DA	$ 313,222,000	4.07/4.41	1-126/1-480	Variable (3)	Senior	AAA/Aaa
DA-1B	$ 23,115,000	4.07/4.41	1-126/1-480	Variable (3)	Senior/Mezz	AAA/Aaa
R	$ 100			[___%]	Senior/Residual	AAA/Aaa
PPP-2	$ 100 (4)			N/A	Prepayment Penalty	AAA/Aaa
PPP-3	$ 100 (4)			N/A	Prepayment Penalty	AAA/Aaa
PPP-4	$ 100 (4)			N/A	Prepayment Penalty	AAA/Aaa
PPP-5	$ 100 (4)			N/A	Prepayment Penalty	AAA/Aaa
X-1	$ 402,535,208			Variable (5)	Senior IO/PO	AAA/Aaa
X-2	$ 581,018,402			Variable (5)	Senior IO/PO	AAA/Aaa
X-3	$ 92,701,177			1.25% (6)	Senior IO	AAA/Aaa
X-4	$ 138,849,361			1.25% (7)	Senior IO	AAA/Aaa
B-1	$ 23,115,000	7.10/7.88	1-126/1-480	Variable (8)	Subordinate	AA+/Aa1
B-2	$ 14,753,000	7.10/7.88	1-126/1-480	Variable (8)	Subordinate	AA/Aa2
B-3	$ 6,884,000	7.10/7.88	1-126/1-480	Variable (8)	Subordinate	AA-/Aa3
B-4	$ 6,884,000	7.10/7.88	1-126/1-480	Variable (8)	Subordinate	A+/A1
B-5	$ 5,901,000	7.10/7.88	1-126/1-480	Variable (8)	Subordinate	A/A2
B-6	$ 3,934,000	7.10/7.88	1-126/1-480	Variable (8)	Subordinate	A-/A3
B-7	$ 3,934,000	7.10/7.88	1-126/1-480	Variable (8)	Subordinate	BBB+/Baa1
B-8	$ 2,950,000	7.10/7.88	1-126/1-480	Variable (8)	Subordinate	BBB/Baa2
B-9	$ 3,934,000	7.10/7.88	1-126/1-480	Variable (8)	Subordinate	BBB-/Baa3
B-10	$ 3,934,000	Privately Offered Certificates			Subordinate	BB+/Ba1
B-11	$ 3,442,000				Subordinate	BB/Ba2
B-12	$ 1,967,000				Subordinate	BB-/Ba3
B-13	$ 7,376,000				Subordinate	B/NR
B-14	$ 6,890,510				Subordinate	NR/NR
Total:	$ 983,553,610

WaMu Capital Corp.,
A Washington Mutual, Inc. Company

(1)     Distributions on the Class 1A and Class R Certificates will be derived primarily from a pool of conforming balance adjustable-rate mortgage loans indexed off of One-Year MTA (as defined herein) that do not impose prepayment penalties (the “Group 1 Mortgage Loans”).

Distributions on the Class 2A Certificates will be derived primarily from a pool of conforming balance adjustable-rate mortgage loans indexed off of One-Year MTA that impose a prepayment penalty for voluntary prepayments in full for a period no greater than 29 months from the date of origination of such Mortgage Loan (the “Group 2 Mortgage Loans”).

Distributions on the Class 3A Certificates will be derived primarily from a pool of conforming balance adjustable-rate mortgage loans indexed off of One-Year MTA that impose a prepayment penalty for voluntary prepayments in full for a period of 30 months or greater from the date of origination of such Mortgage Loan (the “Group 3 Mortgage Loans”).

Distributions on the Class DA Certificates will be derived primarily from a pool of adjustable-rate mortgage loans indexed off of One-Year MTA or One-Month LIBOR that (A) either (i) do not impose prepayment penalties or (ii) impose a prepayment penalty for voluntary prepayments in full for a period no greater than 29 months from the date of origination of such Mortgage Loan (the “Group 4 Mortgage Loans”) and (B) that impose a prepayment penalty for voluntary prepayments in full for a period of 30 months or greater from the date of origination of such Mortgage Loan (the “Group 5 Mortgage Loans”).

Distributions on the Class CA-1B Certificates will be derived primarily from Group 1, Group 2 and Group 3 Mortgage Loans. Distributions on the Class DA-1B Certificates will be derived primarily from Group 4 and Group 5 Mortgage Loans.

Distributions on the Class X-1 Certificates will be derived primarily from Group 1, Group 2 and Group 4 Mortgage Loans.

Distributions on the Class X-2 Certificates will be derived primarily from Group 3 and Group 5 Mortgage Loans.

Distributions on the Class X-3 Certificates will be derived primarily from the Group 2 and Group 4 Mortgage Loans that are serviced by Countrywide Home Loans, Inc. (the "Countrywide Mortgage Loans").

Distributions on the Class X-4 Certificates will be derived primarily from the Group 3 and Group 5 Countrywide Mortgage Loans.

Distributions on the Subordinate Certificates will be derived primarily from the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans.

Amounts otherwise available for distribution as interest to the Class X-1 Certificates may instead be used to pay Carryover Shortfall Amounts to the Class CA-1B, DA-1B and Subordinate Certificates. Amounts otherwise available for distribution as interest to the Class X-2 Certificates may instead be used to pay Carryover Shortfall Amounts to the Class CA-1B, Class DA-1B and Subordinate Certificates.

(2)     WAL and Payment Windows for the Class 1A, Class 2A, Class 3A, Class DA, Class CA-1B, Class DA-1B, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates are shown to the Optional Call Date (as defined herein) and to Maturity.

(3)     On each Distribution Date (as defined herein), the certificate interest rate for the Class 1A Certificates will be equal to the lesser of (i) One-Year MTA plus the related margin and (ii) the Net WAC Cap (as defined herein) for the Group 1 Mortgage Loans.

On each Distribution Date, the certificate interest rate for the Class 2A Certificates will be equal to the lesser of (i) One-Year MTA plus the related margin and (ii) the Net WAC Cap for the Group 2 Mortgage Loans.

On each Distribution Date, the certificate interest rate for the Class 3A Certificates will be equal to the lesser of (i) One-Year MTA plus the related margin and (ii) the Net WAC Cap for the Group 3 Mortgage Loans.

On each Distribution Date, the certificate interest rate for the Class DA Certificates will be equal to the lesser of (i) One-Year MTA plus the related margin and (ii) the Class DA Net WAC Cap (as defined herein).

On each Distribution Date, the certificate interest rate for the Class CA-1B Certificates will be equal to the least of (i) London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) plus the related margin (in each case, the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Class CA-1B Adjusted Net WAC Cap (as defined herein) and (iii) the Maximum Class CA-1B Rate (as defined herein).

On each Distribution Date, the certificate interest rate for the Class DA-1B Certificates will be equal to the least of (i) LIBOR plus the related margin (in each case, the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Class DA-1B Adjusted Net WAC Cap (as defined herein) and (iii) the Maximum Class DA-1B Rate (as defined herein).

(4)     Each of the Class PPP-2, Class PPP-3, Class PPP-4 and Class PPP-5 Certificates will receive $100 of principal, on the Distribution Date in June 2010, from a reserve fund to be funded on the Closing Date (as defined herein) with a deposit by the underwriter. The Class PPP-2, Class PPP-3, Class PPP-4 and Class PPP-5 Certificates will not receive interest. The Class PPP-2, Class PPP-3, Class PPP-4 and Class PPP-5 Certificates will also each have a notional balance; the Class PPP-2 notional amount will equal the aggregate principal balance of all the Group 2 Mortgage Loans as of the Cut-Off Date, the Class PPP-3 notional amount will equal the aggregate principal balance of all the Group 3 Mortgage Loans as of the Cut-Off Date, the Class PPP-4 notional amount will equal the aggregate principal balance of all the Group 4 Mortgage Loans as of the Cut-Off Date and the Class PPP-5 notional amount will equal the aggregate principal balance of all the Group 5 Mortgage Loans as of the Cut-Off Date. However, none of the Class PPP-2, Class PPP-3, Class PPP-4 and Class PPP-5 Certificates will accrue interest on its notional balance. The Class PPP-2 Certificates will be entitled to receive all prepayment penalty payments, with respect to voluntary full prepayments, remitted to the Trust for each Group 2 Mortgage Loan. The Class PPP-3 Certificates will be entitled to receive all prepayment penalty payments, with respect to voluntary full prepayments, remitted to the Trust for each Group 3 Mortgage Loan. The Class PPP-4 Certificates will be entitled to receive all prepayment penalty payments, with respect to voluntary full prepayments, remitted to the Trust for each Group 4 Mortgage Loan. The Class PPP-5 Certificates will be entitled to receive all prepayment penalty payments, with respect to voluntary full prepayments, remitted to the Trust for each Group 5 Mortgage Loan. See “The Class PPP-2, Class PPP-3, Class PPP-4 and Class PPP-5 Certificates” herein and the "Prepay Term (Months)" table herein for information regarding the number of loans, and the related percentage of the mortgage pool, that contain prepayment penalties, broken out for each of the various prepayment penalty terms.

(5)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the Mortgage Loans (i) the Class X-1 Certificates will be deemed to be comprised of an interest-only component (a “Class X IO Component”) and three principal-only components (the "Class X-1 Group 1 PO Component," the "Class X-1 Group 2 PO Component" and "Class X-1 Group 4 PO Component" each, a “Class X PO Component”) and (ii) the Class X-2 Certificates will be deemed to be comprised of an interest-only component (a “Class X IO Component”) and two principal-only components (the "Class X-3 Group 3 PO Component" and "Class X-5 Group 5 PO Component" each, a “Class X PO Component”). Interest, if any, will be payable with respect to each Class X IO Component. The Class X IO Components will not have a principal balance and principal will not be payable with respect to the Class X IO Components. Each Class X PO Component will have a principal balance which initially will equal zero. Interest will not accrue on any Class X PO Component. In the event that interest otherwise payable with respect to a Class X IO Component is reduced as a result of the allocation of net negative amortization (as described herein), the amount of such reduction will be added as principal to the related Class X principal balance.

The amount of interest available for distribution to the Class X-1 Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts (as defined herein)) will equal, subject to the limitations described in this footnote (5), the sum of:

        (1)   the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for the Group 1 Mortgage Loans and the denominator of which is 12, and (ii) the Loan Group 1 Balance over

(y)    the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 1 and the denominator of which is 12, and (ii) the Loan Group 1 Balance reduced by the principal balance of the Class X-1 Group 1 PO Component;

        (2)   the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for the Group 2 Mortgage Loans and the denominator of which is 12, and (ii) the Loan Group 2 Balance over

(y)    the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 2 and the denominator of which is 12, and (ii) the Loan Group 2 Balance reduced by the principal balance of the Class X-1 Group 2 PO Component; and

        (3)   the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for the Group 4 Mortgage Loans and the denominator of which is 12, and (ii) the Loan Group 4 Balance over

(y)    the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 4 and the denominator of which is 12, and (ii) the Loan Group 4 Balance reduced by the principal balance of the Class X-1 Group 4 PO Component;

provided, however, that if one or more of the loan groups is an Overcollateralized Group (as defined in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), the amount of interest available for distribution to the Class X-1 Certificates may be greater or less than it otherwise would be, as described in the pooling agreement.

Notwithstanding the foregoing, interest otherwise available for distribution to the Class X-1 Certificates on any distribution date may instead be distributed as Carryover Shortfall Amounts.  See “Carryover Shortfall Amount” and "Certificates Priority of Distributions"  in this final term sheet.

The amount of interest available for distribution to the Class X-2 Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts (as defined herein)) will equal, subject to the limitations described in this footnote (5), the sum of:

        (1)   the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for the Group 3 Mortgage Loans and the denominator of which is 12, and (ii) the Loan Group 3 Balance over

(y)    the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 3 and the denominator of which is 12, and (ii) the Loan Group 3 Balance reduced by the principal balance of the Class X-2 Group 3 PO Component; and

        (2)   the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for the Group 5 Mortgage Loans and the denominator of which is 12, and (ii) the Loan Group 5 Balance over

(y)    the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 5 and the denominator of which is 12, and (ii) the Loan Group 5 Balance reduced by the principal balance of the Class X-2 Group 5 PO Component;

provided, however, that if one or more of the loan groups is an Overcollateralized Group (as defined in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), the amount of interest available for distribution to the Class X-2 Certificates may be greater or less than it otherwise would be, as described in the pooling agreement.

Notwithstanding the foregoing, interest otherwise available for distribution to the Class X-2 Certificates on any distribution date may instead be distributed as Carryover Shortfall Amounts.  See “Carryover Shortfall Amount” and "Certificates Priority of Distributions"  in this final term sheet.

Notwithstanding the foregoing, if the aggregate amount of interest available for distribution to the Class X-1 and Class X-2 Certificates on any Distribution Date, calculated as described above, is greater than the Maximum Class X Interest Amount (as defined herein), then the aggregate amount of interest available for distribution to the Class X-1 and Class X-2 Certificates will be capped at the Maximum Class X Interest Amount, and the Maximum Class X Interest Amount will be allocated to the Class X-1 and Class X-2 Certificates, pro rata according to the amount of interest available for distribution to each such Class, calculated as described above without giving effect to this sentence.

(6)     The Class X-3 Certificates will accrue interest on the Class X-3 Notional Amount, which will equal the portion of the Countrywide Loan Balance (as defined in this final term sheet) from loan groups 2 and 4. The Class X-3 Certificates will not be entitled to distributions of principal.

(7)     The Class X-4 Certificates will accrue interest on the Class X-4 Notional Amount, which will equal the portion of the Countrywide Loan Balance (as defined in this final term sheet) from loan groups 3 and 5. The Class X-4 Certificates will not be entitled to distributions of principal.

(8)       For each Distribution Date, the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will be equal to the least of (i) LIBOR plus the related margin (in each case, the margin will be multiplied by 1.5 after the first possible Optional Call Date), (ii) the Class B Adjusted Net WAC Cap (as defined in this final term sheet) and  (iii) the Maximum Class B Rate.

Transaction Summary

Depositor:  WaMu Asset Acceptance Corp. (“WAAC”).

Trust:  Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-AR4 Trust

Servicer:  Washington Mutual Bank (“WMB”) and Countrywide Home Loans, Inc. (“Countrywide”).

Lead Manager:  WaMu Capital Corp.

Trustee:  LaSalle Bank National Association.

Rating Agencies:  It is anticipated that the Offered Certificates will be rated by Moody’s and Standard & Poor’s and assigned the credit ratings described herein.

Cut-off Date:  May 1, 2006.

Expected Pricing Date:  On or about May 15, 2006

Closing Date:  On or about May 30, 2006.

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in June 2006.

Servicing Fee for One-Year MTA Mortgage Loans:       The servicing fee for each Mortgage Loan serviced by WMB (each a "WMB Mortgage Loan") indexed to One-Year MTA will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each such Mortgage Loan indexed to One-Year MTA will equal the greater of (i) 0.375% and (ii) the excess, if any, of the gross margin on the applicable Mortgage Loan (as stated in the related mortgage note) over 1.40%. The servicing fee for each Countrywide Mortgage Loan indexed to One-Year MTA will range from [___]% to [___]%, with a weighted average of approximately [___]%.

Servicing Fee for One-Month LIBOR Mortgage Loans:    The servicing fee for each WMB Mortgage Loan indexed to One-Month LIBOR will be calculated as a per annum percentage for each such Mortgage Loan. The servicing fee for each such Mortgage Loan indexed to One-Month LIBOR will equal the greater of (i) 0.375% and (ii) the excess, if any, of the gross margin on the applicable Mortgage Loan (as stated in the related mortgage note) over 1.00%.

Certificates:  The “Senior Certificates” will consist of the Class 1A, Class 2A, Class 3A, Class DA, Class CA-1B and Class DA-1B Certificates (the “Class A Certificates”), the Class X-1, Class X-2, Class X-3 and Class X-4 Certificates (the “Class X Certificates”), the Class PPP-2, Class PPP-3, Class PPP-4 and Class PPP-5 Certificates (the “Class PPP Certificates”) and Class R Certificates. The "Mezzanine Certificates" will consist of the Class CA-1B and Class DA-1B Certificates. The “Senior Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates. The “Junior Subordinate Certificates” will consist of the Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates. The Senior Subordinate Certificates and Junior Subordinate Certificates are collectively known as the “Subordinate Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.” The Class DA, Class DA-1B, Class X, Class PPP, Class R and Senior Subordinate Certificates are being offered herein and are referred to herein as the “Offered Certificates”.

Registration:  Each class of Offered Certificates (other than Class R) will initially be represented by a single certificate registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York.

Federal Tax Treatment:  It is anticipated that the Offered Certificates (other than the Class PPP Certificates) will be treated as REMIC regular interests for federal tax income purposes, coupled, in the case of the Class CA-1B, Class DA-1B and Subordinate Certificates, with contractual rights to receive payments of Carryover Shortfall Amounts and, in the case of the Class X-1 and Class X-2 Certificates, with a contractual obligation to make payments in respect of Carryover Shortfall Amounts to the Class CA-1B, Class DA-1B and Subordinate Certificates. The Class PPP-2, Class PPP-3, Class PPP-4 and Class PPP-5 Certificates (in respect of their right to receive certain prepayment penalties) will be treated as stripped interests in the Mortgage Loans for federal income tax purposes. The Class R Certificate will be treated as a REMIC residual interest for tax purposes. The Class PPP-2, Class PPP-3, Class PPP-4 and Class PPP-5 Certificates will not represent an interest in any REMIC.

SMMEA Treatment:  The Class A, Class B-1, Class B-2, Class B-3 and Class X Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13, Class B-14 and Class PPP Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

ERISA Eligibility:  The Offered Certificates (other than the Class PPP Certificates) are expected to be ERISA eligible.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.  The Class R and Class PPP Certificates are not expected to be ERISA eligible.

Optional Termination:  The terms of the transaction allow for an optional termination of the Trust which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Call Date”).

Accrued Interest:  The price to be paid by investors for the Class CA-1B, Class DA-1B and Senior Subordinate Certificates will not include accrued interest (settling flat).  The price to be paid by investors for the Class 1A, Class 2A, Class 3A, Class DA and Class X Certificates will include [29] days of accrued interest.

Interest Accrual Period:  The interest accrual period for the Class CA-1B, Class DA-1B and Subordinate Certificates for a given Distribution Date will be the period beginning on the 25th day of the month immediately preceding the month during which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month during which such Distribution Date occurs (on an actual/360 basis).  The interest accrual period for the Class 1A, Class 2A, Class 3A, Class DA and Class X Certificates will be on the calendar month prior to such Distribution Date (on a 30/360 basis).

Pricing Prepayment Speed:  The Offered Certificates will be priced to a prepayment speed of 20% CPR.

Compensating Interest:  Compensating interest paid by WMB with respect to the Mortgage Loans in each loan group serviced by WMB will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of such Mortgage Loans in that loan group, any reinvestment income realized by WMB relating to payoffs on such Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of such Mortgage Loans in that loan group.

See“Mortgage Loans Serviced By Countrywide” in this Final Term Sheet for information regarding Countrywide’s obligations as servicer with respect to the Mortgage Loans serviced by Countrywide.

Mortgage Loans:  As of May 1, 2006, the aggregate principal balance of the Mortgage Loans is approximately $[975,562,024]. As of May 1, 2006, the aggregate principal balance of the Group 1 Mortgage Loans is $ [106,085,580], the aggregate principal balance of the Group 2 Mortgage Loans is $ [94,587,580], the aggregate principal balance of the Group 3 Mortgage Loans is $[ 351,737,338], the aggregate principal balance of the Group 4 Mortgage Loans is $ [190,345,583], the aggregate principal balance of the Group 5 Mortgage Loans is $ [232,805,942] and the aggregate principal balance of the Countrywide Mortgage Loans is $ [226,741,961]. As of May 1, 2006, WMB and Countrywide service approximately: [100.00]% and [0.00]%, respectively, of the Group 1 Mortgage Loans, [67.83]% and [32.17]%, respectively, of the Group 2 Mortgage Loans, [83.51]% and [16.49]%, respectively, of the Group 3 Mortgage Loans, [67.91]% and [32.09]%, respectively, of the Group 4 Mortgage Loans and  [66.83]% and [33.17]%, respectively, of the Group 5 Mortgage Loans. The Mortgage Loans consist of conventional, adjustable rate, first lien residential mortgage loans with original terms to maturity of not more than 30 or 40 years.  The Group 1, Group 2 and Group 3 Mortgage Loans are conforming balance mortgage loans. The Group 4 and Group 5 Mortgage Loans are conforming and jumbo balance mortgage loans. All the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after an initial fixed rate period of [1 and 3] months) based upon an Index rate of the 12-month moving average of the monthly yield on United States Treasury Security adjusted to a constant maturity of one year (the “One-Year MTA”) or the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available as of fifteen days before the applicable interest rate adjustment date (“One-Month LIBOR”). After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin.  As of the Cut-off Date, approximately [5.03]% of the Mortgage Loans were still in their fixed rate period. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the Minimum Monthly Payment is set at origination and is adjusted on the first anniversary of the first due date and annually thereafter, subject to the limitations set forth below, to an amount which will fully amortize the Mortgage Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity (the “Minimum Monthly Payment”).  This adjustment is subject to the conditions that (i) the amount of the Minimum Monthly Payment will not increase by an amount that is more than 7.50% of the current Minimum Monthly Payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, and on the final payment adjustment date, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110% or 115%) of the original principal balance due to negative amortization (the “Negative Amortization Limit”), the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Negative Amortization”).  The amount of the Negative Amortization is added to the unpaid principal balance of the Mortgage Loan.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is approximately $[975,562,024], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Originator Concentrations	Approx %
COUNTRYWIDE HOME LOANS	23.2
FIRST MAGNUS FINANCIAL	13.1
RESIDENTIAL FUNDING CORP.	16.6
SUNTRUST MORTGAGE INC	10.3
Total	63.2

See “Originator Disclosure” section.

Class PPP Certificates:  With respect to each WMB Mortgage Loan, (a) all prepayment penalty payments on such Mortgage Loans remitted to the Trust with respect to voluntary full prepayments that have prepayment penalties and (b) any amounts paid by WMB, as servicer, pursuant to the pooling agreement if WMB, as servicer, waives a penalty on a voluntary full prepayment of a WMB Mortgage Loan other than in accordance with the standards set forth in the pooling agreement, or paid by the Depositor pursuant to the mortgage loan sale agreement if it breaches certain representations and warranties with respect to a WMB Mortgage Loan that requires payment of a penalty on voluntary full prepayment (each an “Assigned Prepayment Penalty”) will be distributed to the holders of the Class PPP Certificates in the following manner: on each Distribution Date the Class PPP-2 Certificates will be entitled to receive all such prepayment penalty payments remitted to the Trust during the period from the 15th day of the immediately preceding calendar month (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 14th day of the current calendar for each WMB Mortgage Loan in Loan Group 2 [that imposes a penalty on voluntary full prepayment for a period of no greater than 29 months from the date of origination of such Mortgage Loan]; on each Distribution Date the Class PPP-3 Certificates will be entitled to receive all such prepayment penalty payments remitted to the Trust during the period from the 15th day of the immediately preceding calendar month (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 14th day of the current calendar for each WMB Mortgage Loan in Loan Group 3 [that imposes a penalty on voluntary full prepayment for a period of 30 months or greater from the date of origination of such Mortgage Loan]; on each Distribution Date the Class PPP-4 Certificates will be entitled to receive all such prepayment penalty payments remitted to the Trust during the period from the 15th day of the immediately preceding calendar month (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 14th day of the current calendar for each WMB Mortgage Loan in Loan Group 4 [that imposes a penalty on voluntary full prepayment for a period of no greater than 29 months from the date of origination of such Mortgage Loan]; and on each Distribution Date the Class PPP-5 Certificates will be entitled to receive all such prepayment penalty payments remitted to the Trust during the period from the 15th day of the immediately preceding calendar month (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 14th day of the current calendar for each WMB Mortgage Loan in Loan Group 5 that imposes a penalty on voluntary full prepayment for a period of 30 months or greater from the date of origination of such Mortgage Loan. The holders of the Class PPP Certificates will not receive any prepayment penalty payment with respect to voluntary partial prepayments; each such payment will be retained by the WMB, as servicer, as additional servicing compensation. No prepayment penalty payments will be available for distribution to holders of the other classes of certificates. No prepayment penalty payments on any Countrywide Mortgage Loan will be remitted to the Trust.  All such payments on Countrywide Mortgage Loans will be retained by Countrywide and will not be payable to any Class of Certificates.  Notwithstanding the foregoing, prepayment penalties on WMB Mortgage Loans are neither imposed nor remitted to the Trust (and therefore are not payable to the Class PPP Certificates) (i) in some cases where the mortgagor sells the mortgaged property and obtains a new mortgage loan originated and serviced by Washington Mutual Bank to purchase another property, provided that the prepayment is made no earlier than one year after origination, (ii) in some cases, for Mortgage Loans with prepayment penalty terms greater than 12 months, where the mortgagor refinances the Mortgage Loan with a new mortgage loan originated and serviced by Washington Mutual Bank, provided that 90 days or less remain in the prepayment penalty term or (iii) for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization.  Moreover, regardless of the terms of the mortgage note, the WMB, as servicer, will not collect prepayment penalties after the third anniversary of the origination of any WMB Mortgage Loan. WMB, as servicer, will also not collect prepayment penalties due to involuntary prepayments such as foreclosures. In addition, under certain circumstances set forth in the Pooling Agreement, the payment of any otherwise applicable Assigned Prepayment Penalty by a mortgagor may be waived by WMB, as servicer, and, if waived in accordance with the terms of the pooling agreement, the amount of the waived Assigned Prepayment Penalty will not be available for distribution to the holders of the Class PPP Certificates.

Investors should conduct their own analysis of the effect, if any, that the payment of the Assigned Prepayment Penalties on the Class PPP Certificates, or decisions by WMB, as servicer, with respect to waiver thereof, may have on the performance of such certificates.  General economic conditions and homeowner mobility will also affect the prepayment rate.

In addition, under circumstances described in the pooling agreement, the depositor may be required to repurchase Mortgage Loans from the Trust (or substitute new mortgage loans for those Mortgage Loans). The holders of the Class PPP Certificates will not be entitled to any prepayment penalty on a Mortgage Loan that was purchased from the Trust or substituted for, or (in the case of a substitution) on the new mortgage loan.

As of the Cut-Off Date, certain of the Mortgage Loans impose prepayment penalties for certain prepayments of principal. See the "Prepay Term (Months)" table in this final term sheet for information regarding the number of loans, and the related percentage of the mortgage pool, that contain prepayment penalties, broken out for each of the various prepayment penalty terms. Generally, the WMB Mortgage Loans with prepayment penalties provide for the payment of a penalty in connection with certain voluntary, full or partial prepayments made within a period of time specified in the related mortgage note and generally ranging from [6 to 42 months] from the date of origination of such Mortgage Loan. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note. Such prepayment premiums may discourage mortgagors from prepaying their Mortgage Loans during the period such prepayment penalties are in effect and, accordingly, thereby affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

In addition, each of the Class PPP-2, Class PPP-3, Class PPP-4 and Class PPP-5 Certificates will receive $100 of principal, on the Distribution Date in June 2010, from a reserve fund to be funded on the Closing Date with a deposit by the underwriter.

Credit Enhancement:  Senior/Subordinate, shifting interest structure.  Credit enhancement for the Class A Certificates will consist of the subordination of the Subordinate Certificates, initially [9.75]% total subordination (subject to the variance stated in the collateral profile).

Shifting Interest:  Until the first Distribution Date occurring after May 2016, the Subordinate Certificates will be locked out from receipt of prepayments in full on a Mortgage Loan (each, a “Payoff”) and partial prepayments on a Mortgage Loan, including any amounts in excess of the Minimum Monthly Payment (each, a “Curtailment”) (net of Negative Amortization) (unless the Class A and the Class X PO Component are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), the Subordinate Certificates will receive their increasing portions of unscheduled principal payments (net of Negative Amortization).

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
June 2006 – May 2016	0% Pro Rata Share
June 2016 – May 2017	30% Pro Rata Share
June 2017 – May 2018	40% Pro Rata Share
June 2018 – May 2019	60% Pro Rata Share
June 2019 – May 2020	80% Pro Rata Share
June 2020 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates has doubled (subject to the performance triggers described in Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), (i) prior to the Distribution Date in June 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments (net of Negative Amortization) or (ii) on or after the Distribution Date in June 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 30%, the Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments (net of Negative Amortization).

In the event the current aggregate principal balance of the Class A Certificates and the Class X PO Component related to a loan group, divided by the Stated Principal Balance of the related Mortgage Loans (the “Senior Percentage”) exceeds the applicable initial Senior Percentage as of the Closing Date, the related Class A Certificates and related Class X PO Component will receive all Payoffs and Curtailments (net of Negative Amortization) for the related Mortgage Loans.

Stated Principal Balance:  The “Stated Principal Balance” of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination, and as increased by the amounts of any Negative Amortization with respect to that Mortgage Loan for all prior interest accrual periods.

Class Principal Balance:  The “Class Principal Balance” for any Distribution Date and for any class of certificates will equal the aggregate amount of principal to which such class or, in the case of any class of Class X Certificates, the related principal-only component, is entitled on the Closing Date, reduced by all distributions of principal to that class or component, as applicable, and all allocations of losses required to be borne by that class or component, as applicable, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that class or component, as applicable.

Mezzanine Component Balance:  The “Mezzanine Component Balance” for the Class CA-1B Certificates and loan group 1, 2 or 3 as of any date of determination will equal the product of (i) the Class Principal Balance of such Mezzanine Certificate and (ii) a fraction, the numerator of which is equal to the excess, if any, of (a) the Stated Principal Balance of the Mortgage Loans in that loan group over (b) the Class Principal Balance of the Class A and Class X Certificates related to such loan group (other than those Mezzanine Certificate) (and, in the case of loan group 1, the Class R Certificates) and the denominator of which is equal to the sum of such difference (as calculated in the numerator) for loan groups 1, 2 and 3.

The “Mezzanine Component Balance” for the Class DA-1B Certificates and loan group 4 or 5 as of any date of determination will equal the product of (i) the Class Principal Balance of such Mezzanine Certificate and (ii) a fraction, the numerator of which is equal to the excess, if any, of (a) the Stated Principal Balance of the Mortgage Loans in that loan group over (b) the Class Principal Balance of the Class A and Class X Certificates related to such loan group (other than those Mezzanine Certificate) and the denominator of which is equal to the sum of such difference (as calculated in the numerator) for loan groups 4 and 5.

Subordinate Component Balance:  The “Subordinate Component Balance” for any loan group as of any date of determination will equal the product of (x) the aggregate Class Principal Balance of the Class B Certificates and (y) a fraction, the numerator of which is the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group over the aggregate Class Principal Balance or Component Balance of the Class A and Class X Certificates (or components thereof, as applicable) related to such loan group (and, in the case of loan group 1, the Class R Certificates) and the denominator of which is the sum of such excess amounts calculated for each loan group.

Class DA Component Balance:  The “Class DA Group 4 Component Balance” for any Distribution Date will equal the Class DA Principal Balance multiplied by a fraction, the numerator of which is the aggregate principal balance of the Group 4 Mortgage Loans and the denominator of which is the aggregate principal balance of the Group 4 and Group 5 Mortgage Loans. The “Class DA Group 5 Component Balance” for any Distribution Date will equal the Class DA Principal Balance multiplied by a fraction, the numerator of which is the aggregate principal balance of the Group 5 Mortgage Loans and the denominator of which is the aggregate principal balance of the Group 4 and Group 5 Mortgage Loans.

Net Mortgage Rate:  The “Net Mortgage Rate” with respect to each (i) WMB Mortgage Loan is equal to the mortgage interest rate less the applicable servicing fee rate and (ii) Countrywide Mortgage Loan is equal to the mortgage interest rate less the sum of the servicing fee rate and 1.25%.

Net WAC Cap:  The “Net WAC Cap” for the Group 1 Mortgage Loans, the Group 2 Mortgage Loans, the Group 3 Mortgage Loans, the Group 4 Mortgage Loans and Group 5 Mortgage Loans is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans.

Adjusted Net WAC Cap:  The “Adjusted Net WAC Cap” for each of the Group 1 Mortgage Loans, the Group 2 Mortgage Loans, the Group 3 Mortgage Loans, the Group 4 Mortgage Loans and Group 5 Mortgage Loans is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans, adjusted on an actual/360 basis.

Class DA Net WAC Cap:  The “Class DA Net WAC Cap” is equal to the quotient expressed as a percentage of (a) the sum of (i) the product of (x) the Net WAC Cap for loan group 4 and (y) the Class DA Component Balance for loan group 4 immediately before that Distribution Date and (ii) the product of (x) the Net WAC Cap for loan group 5 and (y) the Class DA Component Balance for loan group 5 immediately before that Distribution Date divided by (b) the Class DA Principal Balance.

Class B Adjusted Net WAC Cap:  The “Class B Adjusted Net WAC Cap” is equal to the quotient expressed as a percentage of (a) the sum of (i) the product of (x) the Adjusted Net WAC Cap for loan group 1 and (y) the Subordinate Component Balance (as defined herein) for loan group 1 immediately before that Distribution Date, (ii) the product of (x) the Adjusted Net WAC Cap for loan group 2 and (y) the Subordinate Component Balance for loan group 2 immediately before that Distribution Date, (iii) the product of (x) the Adjusted Net WAC Cap for loan group 3 and (y) the Subordinate Component Balance for loan group 3 immediately before that Distribution Date, (iv) the product of (x) the Adjusted Net WAC Cap for loan group 4 and (y) the Subordinate Component Balance for loan group 4 immediately before that Distribution Date and (v) the product of (x) the Adjusted Net WAC Cap for loan group 5 and (y) the Subordinate Component Balance for loan group 5 immediately before that Distribution Date, divided by (b) the sum of the Subordinate Component Balances for loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5 immediately before that Distribution Date.

Maximum  Class B Rate:  The "Maximum Class B Rate" is the Class B Adjusted Net WAC Cap modified as follows:  for purposes of calculating the Net WAC Cap, the lifetime maximum mortgage rate for each Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Class CA-1B Adjusted Net WAC Cap:  The “Class CA-1B Adjusted Net WAC Cap” is equal to the quotient expressed as a percentage of (a) the sum of (i) the product of (x) the Adjusted Net WAC Cap for loan group 1 and (y) the Mezzanine Component Balance (as defined herein) for loan group 1 immediately before that Distribution Date, (ii) the product of (x) the Adjusted Net WAC Cap for loan group 2 and (y) the Mezzanine Component Balance for loan group 2 immediately before that Distribution Date and (iii) the product of (x) the Adjusted Net WAC Cap for loan group 3 and (y) the Mezzanine Component Balance for loan group 3 immediately before that Distribution Date divided by (b) the sum of the Mezzanine Component Balances for loan group 1, loan group 2 and loan group 3 immediately before that Distribution Date.

Maximum Class CA-1B Rate:  The "Maximum Class CA-1B Rate" is the Class CA-1B Adjusted Net WAC Cap modified as follows:  for purposes of calculating the related Net WAC Cap, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Class DA-1B Adjusted Net WAC Cap:  The “Class DA-1B Adjusted Net WAC Cap” is equal to the quotient expressed as a percentage of (a) the sum of (i) the product of (x) the Adjusted Net WAC Cap for loan group 4 and (y) the Mezzanine Component Balance for loan group 4 immediately before that Distribution Date and (ii) the product of (x) the Adjusted Net WAC Cap for loan group 5 and (y) the Mezzanine Component Balance for loan group 5 immediately before that Distribution Date divided by (b) the sum of the Mezzanine Component Balances for loan group 4 and loan group 5 immediately before that Distribution Date.

Maximum  Class DA-1B Rate:  The "Maximum Class DA-1B Rate" is the Class DA-1B Adjusted Net WAC Cap modified as follows:  for purposes of calculating the related Net WAC Cap, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Loan Group 1 Balance
Loan Group 2 Balance
Loan Group 3 Balance
Loan Group 4 Balance
Loan Group 5 Balance:

The “Loan Group 1 Balance’’, “Loan Group 2 Balance’, “Loan Group 3 Balance’, “Loan Group 4 Balance’ and “Loan Group 5 Balance’ for any Distribution Date is the aggregate principal balance of the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans, Group 4 Mortgage Loans and Group 5 Mortgage Loans, respectively, as of the second preceding Due Date (after giving effect to (a) the payments due on the related Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on the related Mortgage Loans if serviced by WMB received on or before the 14th day of the calendar month of that Due Date).

Countrywide Loan Balance:  The “Countrywide Loan Balance’’ for any Distribution Date is the aggregate principal balance of the Countrywide Mortgage Loans as of the second preceding Due Date (after giving effect to the payments due on those Mortgage Loans on that Due Date).

Aggregate Loan Balance:  The “Aggregate Loan Balance’’ for any Distribution Date is the aggregate principal balance of the Mortgage Loans as of the second preceding Due Date (after giving effect to (a) the payments due on those Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on those mortgage loans if serviced by WMB received on or before the 14th day of the calendar month of that Due Date).

Maximum Class X Interest Amount:  The “Maximum Class X Interest Amount” for any Distribution Date is the excess, if any, of (x) the product of (i) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of all the Mortgage Loans and the denominator of which is 12, and (ii) the Aggregate Loan Balance over (y) the product of (i) a fraction, the numerator of which is the Aggregate Weighted Average Certificate Interest Rate and the denominator of which is 12, and (ii) the Aggregate Loan Balance reduced by the aggregate Class Principal Balance of the Class X-1 and Class X-2 Certificates.

Aggregate Weighted Average Certificate Interest Rate:  The “Aggregate Weighted Average Certificate Interest Rate’’ for any Distribution Date is the weighted average (weighted according to Class Principal Balance) of the annual certificate interest rates on the Class A and Subordinate Certificates (each of which annual certificate interest rates, in the case of the Class CA-1B, Class DA-1B and Subordinate Certificates, will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30).

Carryover Shortfall Amount:  If, on any Distribution Date, LIBOR plus the related margin for the Class CA-1B, Class DA-1B and Subordinate Certificates is greater than the applicable Adjusted Net WAC Cap, then such Class will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) the lesser of (1) interest accrued at LIBOR plus the related margin for such Class and (2) the related Maximum Class CA-1B Rate, the Maximum Class DA-1B Rate and the Maximum Class B Rate, as applicable, over (b) interest accrued on such Class at the applicable Net WAC Cap and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such Class without giving effect to the related Adjusted Net WAC Cap) (together, the “Carryover Shortfall Amount”). Carryover Shortfall Amounts will be paid to the Class CA-1B and Class DA-1B Certificates pro rata from interest otherwise distributable to the Class X-1 and Class X-2 Certificates (pro rata according to such class X distributable interest) (after the reduction due to Net Negative Amortization allocated to those Class X Certificates). Carryover Shortfall Amounts will be paid, sequentially in order of seniority, to the Subordinate Certificates, from the remaining interest otherwise distributable to the Class X-1 and Class X-2 Certificates (after the reduction due to Net Negative Amortization allocated to those Class X Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class CA-1B   and Class DA-1B Certificates).

Adjusted Cap Rate:  The “Adjusted Cap Rate” for any Distribution Date and the Class 1A and Class 2A, Class 3A and Class DA Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the related Mortgage Loans at the related Net WAC Cap for such Mortgage Loans for that Distribution Date less the Net Negative Amortization (defined below) for the related Mortgage Loans and (ii) 12, and the denominator of which is the related Loan Balance.

The “Adjusted Cap Rate” for any Distribution Date and the Class CA-1B Certificates will equal the Class CA-1B Adjusted Net WAC Cap, computed for this purpose by (i) reducing the Adjusted Net WAC Cap for the Group 1 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 1 multiplied by 12, and the denominator of which is the Loan Group 1 Balance (ii) reducing the Adjusted Net WAC Cap for the Group 2 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 2 multiplied by 12, and the denominator of which is the Loan Group 2 Balance and (iii) reducing the Adjusted Net WAC Cap for the Group 3 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 3 multiplied by 12, and the denominator of which is the Loan Group 3 Balance.

The “Adjusted Cap Rate” for any Distribution Date and the Class DA-1B Certificates will equal the Class DA-1B Adjusted Net WAC Cap, computed for this purpose by (i) reducing the Adjusted Net WAC Cap for the Group 4 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 4 multiplied by 12, and the denominator of which is the Loan Group 4 Balance and (ii) reducing the Adjusted Net WAC Cap for the Group 5 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 5 multiplied by 12, and the denominator of which is the Loan Group 5 Balance.

The “Adjusted Cap Rate” for any Distribution Date and any class of Subordinate Certificates will equal the Class B Adjusted Net WAC Cap, computed for this purpose by (i) reducing the Adjusted Net WAC Cap for the Group 1 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 1 multiplied by 12, and the denominator of which is the Loan Group 1 Balance (ii) reducing the Adjusted Net WAC Cap for the Group 2 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 2 multiplied by 12, and the denominator of which is the Loan Group 2 Balance, (iii) reducing the Adjusted Net WAC Cap for the Group 3 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 3 multiplied by 12, and the denominator of which is the Loan Group 3 Balance, (iv) reducing the Adjusted Net WAC Cap for the Group 4 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 4 multiplied by 12, and the denominator of which is the Loan Group 4 Balance and (v) reducing the Adjusted Net WAC Cap for the Group 5 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 5 multiplied by 12, and the denominator of which is the Loan Group 5 Balance.

Weighted Average Certificate Interest Rate:  The “Weighted Average Certificate Interest Rate” for any loan group for any Distribution Date is the weighted average of the annual certificate interest rates on the Class A and Class B Certificates related to such loan group (each of which annual certificate interest rates, in the case of the Mezzanine and Class B Certificates, will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30) (such rates weighted, (i) in the case of the certificate interest rate on the Class A Certificates other than the Mezzanine Certificates, according to the Class Principal Balance thereof, (ii) in the case of the certificate interest rate on the Mezzanine Certificates, according to the Mezzanine Component Balance for such loan group and (iii) in the case of the certificate interest rate on each class of Class B Certificates, according to the product of the Class Principal Balance thereof and a fraction, the numerator of which is the Subordinate Component Balance for such loan group and the denominator of which is the aggregate Class Principal Balance of all the Class B Certificates).

Negative Amortization:  The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan.  Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan.

Net Negative Amortization:  The “Net Negative Amortization’’ for the Mortgage Loans and for the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans for any Distribution Date will equal the excess, if any, of (i) the aggregate amount of Negative Amortization with respect to the related Mortgage Loans during the prior calendar month over (ii) the aggregate amount of Payoffs and Curtailments received with respect to the related Mortgage Loans during the related Prepayment Period.

For any Distribution Date, the Net Negative Amortization for each of the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans will be allocated among the certificates as follows:

(i) first, (a) the Net Negative Amortization for the Group 1 Mortgage Loans, to the Class X-1 Certificates in reduction of the interest otherwise payable to the Class X-1 Certificates and derived from the Group 1 Mortgage Loans, until such amount is reduced to zero, (b) the Net Negative Amortization for the Group 2 Mortgage Loans, to the Class X-1 Certificates in reduction of the interest otherwise payable to the Class X-1 Certificates and derived from the Group 2 Mortgage Loans, until such amount is reduced to zero, and (c) the Net Negative Amortization for the Group 4 Mortgage Loans, to the Class X-1 Certificates in reduction of the interest otherwise payable to the Class X-1 Certificates and derived from the Group 4 Mortgage Loans, until such amount is reduced to zero;

(ii) second, (a) the Net Negative Amortization for the Group 1 Mortgage Loans remaining after the allocation pursuant to clause (i)(a) above, to the Class X-1 Certificates in reduction of (x) the remaining interest otherwise payable to the Class X-1 Certificates and derived from the Group 2 Mortgage Loans and (y) the remaining interest otherwise payable to the Class X-1 Certificates and derived from the Group 4 Mortgage Loans, pro rata according to such remaining interest, until such remaining amounts are reduced to zero, (b) the Net Negative Amortization for the Group 2 Mortgage Loans remaining after the allocation pursuant to clause (i)(b) above, to the Class X-1 Certificates in reduction of (x) the remaining interest otherwise payable to the Class X-1 Certificates and derived from the Group 1 Mortgage Loans and (y) the remaining interest otherwise payable to the Class X-1 Certificates and derived from the Group 4 Mortgage Loans, pro rata according to such remaining interest, until such remaining amounts are reduced to zero, and (c) the Net Negative Amortization for the Group 4 Mortgage Loans remaining after the allocation pursuant to clause (i)(c) above, to the Class X-1 Certificates in reduction of (x) the remaining interest otherwise payable to the Class X-1 Certificates and derived from the Group 1 Mortgage Loans and (y) the remaining interest otherwise payable to the Class X-1 Certificates and derived from the Group 2 Mortgage Loans, pro rata according to such remaining interest, until such remaining amounts are reduced to zero;

(iii) third, (a) the Net Negative Amortization for the Group 3 Mortgage Loans, to the Class X-2 Certificates in reduction of the interest otherwise payable to the Class X-2 Certificates and derived from the Group 3 Mortgage Loans, until such amount is reduced to zero, and (b) the Net Negative Amortization for the Group 5 Mortgage Loans, to the Class X-2 Certificates in reduction of the interest otherwise payable to the Class X-2 Certificates and derived from the Group 5 Mortgage Loans, until such amount is reduced to zero;

(iv) fourth, (a) the Net Negative Amortization for the Group 3 Mortgage Loans remaining after the allocation pursuant to clause (iii)(a) above, to the Class X-2 Certificates in reduction of the remaining interest otherwise payable to the Class X-2 Certificates and derived from the Group 5 Mortgage Loans, until such remaining amount is reduced to zero, and (b) the Net Negative Amortization for the Group 5 Mortgage Loans remaining after the allocation pursuant to clause (iii)(b) above, to the Class X-2 Certificates in reduction of the remaining interest otherwise payable to the Class X-2 Certificates and derived from the Group 3 Mortgage Loans, until such remaining amount is reduced to zero;

(v) fifth, the Net Negative Amortization for the Group 1, Group 2 and Group 4 Mortgage Loans remaining after the allocations pursuant to clauses (i) and (ii) above, to the Class X-2 Certificates in reduction of (x) the remaining interest otherwise payable to the Class X-2 Certificates and derived from the Group 3 Mortgage Loans and (y) the remaining interest otherwise payable to the Class X-2 Certificates and derived from the Group 5 Mortgage Loans, pro rata according to such remaining interest, until such remaining amounts are reduced to zero;

(vi) sixth, the Net Negative Amortization for the Group 3 and Group 5 Mortgage Loans remaining after the allocations pursuant to clauses (iii) and (iv) above, to the Class X-1 Certificates in reduction of (x) the remaining interest otherwise payable to the Class X-1 Certificates and derived from the Group 1 Mortgage Loans, (y) the remaining interest otherwise payable to the Class X-1 Certificates and derived from the Group 2 Mortgage Loans and (z) the remaining interest otherwise payable to the Class X-1 Certificates and derived from the Group 4 Mortgage Loans, pro rata according to such remaining interest, until such remaining amounts are reduced to zero;

(vii) seventh, the Net Negative Amortization for the Group 1 Mortgage Loans remaining after the allocations pursuant to clauses (i), (ii) and (v) above (which shall be calculated as the product of (a) the Net Negative Amortization for the Group 1, Group 2 and Group 4 Mortgage Loans remaining after the allocations pursuant to clauses (i), (ii) and (v) above and (b) a fraction, the numerator of which is the Net Negative Amortization for the Group 1 Mortgage Loans remaining after the allocations pursuant to clauses (i) and (ii) above (but before giving effect to the allocation thereof pursuant to clause (v) above) and the denominator of which is the Net Negative Amortization for the Group 1, Group 2 and Group 4 Mortgage Loans remaining after the allocations pursuant to clauses (i) and (ii) above (but before giving effect to the allocation thereof pursuant to clause (v) above)), to the Class 1A, Class CA-1B and Subordinate Certificates in proportion to the excess, if any, for each such class of (x) the current interest accrued at the applicable certificate interest rate for such class over (y) the amount of current interest that would have accrued had the certificate interest rate for such class equaled the Adjusted Cap Rate for such class and for such Distribution Date (such excess, (A) in the case of the Class CA-1B Certificates, multiplied by a fraction, the numerator of which is the Mezzanine Component Balance for Loan Group 1 and the denominator of which is the Class CA-1B Principal Balance, and (B) in the case of each Class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 1 and the denominator of which is the aggregate Class Principal Balance of the Class B Certificates);

(viii) eighth, the Net Negative Amortization for the Group 2 Mortgage Loans remaining after the allocations pursuant to clauses (i), (ii) and (v) above (which shall be calculated as the product of (a) the Net Negative Amortization for the Group 1, Group 2 and Group 4 Mortgage Loans remaining after the allocations pursuant to clauses (i), (ii) and (v) above and (b) a fraction, the numerator of which is the Net Negative Amortization for the Group 2 Mortgage Loans remaining after the allocations pursuant to clauses (i) and (ii) above (but before giving effect to the allocation thereof pursuant to clause (v) above) and the denominator of which is the Net Negative Amortization for the Group 1, Group 2 and Group 4 Mortgage Loans remaining after the allocations pursuant to clauses (i) and (ii) above (but before giving effect to the allocation thereof pursuant to clause (v) above)), to the Class 2A, Class CA-1B and Subordinate Certificates in proportion to the excess, if any, for each such class of (x) the current interest accrued at the applicable certificate interest rate for such class over (y) the amount of current interest that would have accrued had the certificate interest rate for such class equaled the Adjusted Cap Rate for such class and for such Distribution Date (such excess, (A) in the case of the Class CA-1B Certificates, multiplied by a fraction, the numerator of which is the Mezzanine Component Balance for Loan Group 2 and the denominator of which is the Class CA-1B Principal Balance, and (B) in the case of each Class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 2 and the denominator of which is the aggregate Class Principal Balance of the Class B Certificates);

(ix) ninth, the Net Negative Amortization for the Group 4 Mortgage Loans remaining after the allocations pursuant to clauses (i), (ii) and (v) above (which shall be calculated as the product of (a) the Net Negative Amortization for the Group 1, Group 2 and Group 4 Mortgage Loans remaining after the allocations pursuant to clauses (i), (ii) and (v) above and (b) a fraction, the numerator of which is the Net Negative Amortization for the Group 4 Mortgage Loans remaining after the allocations pursuant to clauses (i) and (ii) above (but before giving effect to the allocation thereof pursuant to clause (v) above) and the denominator of which is the Net Negative Amortization for the Group 1, Group 2 and Group 4 Mortgage Loans remaining after the allocations pursuant to clauses (i) and (ii) above (but before giving effect to the allocation thereof pursuant to clause (v) above)), to the Class DA, Class DA-1B and Subordinate Certificates in proportion to the excess, if any, for each such class of (x) the current interest accrued at the applicable certificate interest rate for such class over (y) the amount of current interest that would have accrued had the certificate interest rate for such class equaled the Adjusted Cap Rate for such class and for such Distribution Date (such excess, (A) in the case of the Class DA Certificates, multiplied by a fraction, the numerator of which is the Class DA Component Balance for Loan Group 4 and the denominator of which is the Class DA Principal Balance, (B) in the case of the Class DA-1B Certificates, multiplied by a fraction, the numerator of which is the Mezzanine Component Balance for Loan Group 4 and the denominator of which is the Class DA-1B Principal Balance, and (C) in the case of each Class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 4 and the denominator of which is the aggregate Class Principal Balance of the Class B Certificates);

(x) tenth, the Net Negative Amortization for the Group 3 Mortgage Loans remaining after the allocations pursuant to clauses (iii), (iv) and (vi) above (which shall be calculated as the product of (a) the Net Negative Amortization for the Group 3 and Group 5 Mortgage Loans remaining after the allocations pursuant to clauses (iii), (iv) and (vi) above and (b) a fraction, the numerator of which is the Net Negative Amortization for the Group 3 Mortgage Loans remaining after the allocations pursuant to clauses (iii) and (iv) above (but before giving effect to the allocation thereof pursuant to clause (vi) above) and the denominator of which is the Net Negative Amortization for the Group 3 and Group 5 Mortgage Loans remaining after the allocations pursuant to clauses (iii) and (iv) above (but before giving effect to the allocation thereof pursuant to clause (vi) above)), to the Class 3A, Class CA-1B and Subordinate Certificates in proportion to the excess, if any, for each such class of (x) the current interest accrued at the applicable certificate interest rate for such class over (y) the amount of current interest that would have accrued had the certificate interest rate for such class equaled the Adjusted Cap Rate for such class and for such Distribution Date (such excess, (A) in the case of the Class CA-1B Certificates, multiplied by a fraction, the numerator of which is the Mezzanine Component Balance for Loan Group 3 and the denominator of which is the Class CA-1B Principal Balance, and (B) in the case of each Class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 3 and the denominator of which is the aggregate Class Principal Balance of the Class B Certificates); and

(xi) eleventh, the Net Negative Amortization for the Group 5 Mortgage Loans remaining after the allocations pursuant to clauses (iii), (iv) and (vi) above (which shall be calculated as the product of (a) the Net Negative Amortization for the Group 3 and Group 5 Mortgage Loans remaining after the allocations pursuant to clauses (iii), (iv) and (vi) above and (b) a fraction, the numerator of which is the Net Negative Amortization for the Group 5 Mortgage Loans remaining after the allocations pursuant to clauses (iii) and (iv) above (but before giving effect to the allocation thereof pursuant to clause (vi) above) and the denominator of which is the Net Negative Amortization for the Group 3 and Group 5 Mortgage Loans remaining after the allocations pursuant to clauses (iii) and (iv) above (but before giving effect to the allocation thereof pursuant to clause (vi) above)), to the Class DA, Class DA-1B and Subordinate Certificates in proportion to the excess, if any, for each such class of (x) the current interest accrued at the applicable certificate interest rate for such class over (y) the amount of current interest that would have accrued had the certificate interest rate for such class equaled the Adjusted Cap Rate for such class and for such Distribution Date (such excess, (A) in the case of the Class DA Certificates, multiplied by a fraction, the numerator of which is the Class DA Component Balance for Loan Group 5 and the denominator of which is the Class DA Principal Balance, (B) in the case of the Class DA-1B Certificates, multiplied by a fraction, the numerator of which is the Mezzanine Component Balance for Loan Group 5 and the denominator of which is the Class DA-1B Principal Balance, and (C) in the case of each Class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 5 and the denominator of which is the aggregate Class Principal Balance of the Class B Certificates).

  The amount of Net Negative Amortization allocated to the Class X-1 or Class X-2 Certificates in reduction of the interest otherwise payable to such Class and derived from the Mortgage Loans in a Loan Group will be added to the component principal balance of the Class X PO Component for such Loan Group. The amount of Net Negative Amortization allocated to any Class of Class A or Class B Certificates in reduction of the interest otherwise payable to such Class will be added to the Class Principal Balance of such Class.

Structure Rules

Allocation of Realized Losses:  Any realized losses on the Mortgage Loans in a loan group will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; second, to the related Mezzanine Certificates; and third, any realized losses remaining on the Mortgage Loans to the related Class A Certificates (other than the Mezzanine Certificates) and the Class X PO Components, on a pro-rata basis, until the related class principal balance or component principal balance has been reduced to zero.

Cross-Collateralization:  In some limited circumstances, principal and interest collected from one loan group may be used to pay principal or interest, or both, to the Class A and Class X Certificates related to one or more other loans groups, before making payments to the Subordinate Certificates, as more fully described in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus.  Likewise, when all Subordinated Certificates are no longer outstanding, in some limited circumstances, principal and interest collected from one loan group may be used to pay principal or interest, or both, to the Class A (other than the Mezzanine Certificates) and Class X Certificates related to one or more other loans groups, before making payments to the Mezzanine Certificates related to that loan group.

Certificates Priority of Distributions:  Available funds from the Mortgage Loans will be distributed in the following order of priority:

1)                   to the Senior Certificates (other than the Class PPP Certificates), accrued and unpaid interest, pro rata, at the related certificate interest rate; provided, however, that any interest otherwise distributable with respect to the Class X-1 and Class X-2 Certificates will be reduced to the extent needed to pay any Carryover Shortfall Amounts as described below (after giving effect to the allocation of any Net Negative Amortization);

2)                   From the Group 1 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class R Certificates, until its principal balance is reduced to zero;

(b)  second, to the Class 1A and Class CA-1B Certificates, pro rata according to principal balance in the case of the Class 1A Certificates and the Mezzanine Component Balance for Loan Group 1 in the case of the Class CA-1B Certificates; and

(c)  third, to the Class X-1 Certificates, until the principal component balance of the Class X-1 Group 1 PO Component is reduced to zero;

3)                   From the Group 2 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class 2A and Class CA-1B Certificates, concurrently, pro rata according to principal balance in the case of the Class 2A Certificates and the Mezzanine Component Balance for Loan Group 2 in the case of the Class CA-1B Certificates; and

(b)  second, to the Class X-1 Certificates, until the principal component balance of the Class X-1 Group 2 PO Component is reduced to zero;

4)                   From the Group 3 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class 3A and Class CA-1B Certificates, concurrently, pro rata according to principal balance in the case of the Class 3A Certificates and the Mezzanine Component Balance for Loan Group 3 in the case of the Class CA-1B Certificates; and

(b)  second, to the Class X-2 Certificates, until the principal component balance of the Class X-2 Group 3 PO Component is reduced to zero;

5)                   From the Group 4 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class DA and Class DA-1B Certificates, concurrently, pro rata according to Class DA Group 4 Component Balance in the case of the Class DA Certificates and the Mezzanine Component Balance for Loan Group 4 in the case of the Class DA-1B Certificates; and

(b)  second, to the Class X-1 Certificates, until the principal component balance of the Class X-1 Group 4 PO Component is reduced to zero;

6)                   From the Group 5 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class DA and Class DA-1B Certificates, concurrently, pro rata according to Class DA Group 5 Component Balance in the case of the Class DA Certificates and the Mezzanine Component Balance for Loan Group 5 in the case of the Class DA-1B Certificates; and

(b)  second, to the Class X-2 Certificates, until the principal component balance of the Class X-2 Group 5 PO Component is reduced to zero;

7)                   to the Class CA-1B and Class DA-1B Certificates, pro rata, their Carryover Shortfall Amount, from interest otherwise distributable to the Class X-1 and Class X-2 Certificates (pro rata according to such class X distributable interest) (after the reduction due to Net Negative Amortization allocated to those Class X Certificates); and

8)                   to the Class B-1 Certificates, accrued and unpaid interest at the Class B-1 certificate interest rate;

9)                   to the Class B-1 Certificates, principal allocable to such Class;

10)               to the Class B-2 Certificates, accrued and unpaid interest at the Class B-2 certificate interest rate;

11)               to the Class B-2 Certificates, principal allocable to such Class;

12)               to the Class B-3 Certificates, accrued and unpaid interest at the Class B-3 certificate interest rate;

13)               to the Class B-3 Certificates, principal allocable to such Class;

14)               to the Class B-4 Certificates, accrued and unpaid interest at the Class B-4 certificate interest rate;

15)               to the Class B-4 Certificates, principal allocable to such Class;

16)               to the Class B-5 Certificates, accrued and unpaid interest at the Class B-5 certificate interest rate;

17)               to the Class B-5 Certificates, principal allocable to such Class;

18)               to the Class B-6 Certificates, accrued and unpaid interest at the Class B-6 certificate interest rate;

19)               to the Class B-6 Certificates, principal allocable to such Class;

20)               to the Class B-7 Certificates, accrued and unpaid interest at the Class B-7 certificate interest rate;

21)               to the Class B-7 Certificates, principal allocable to such Class;

22)               to the Class B-8 Certificates, accrued and unpaid interest at the Class B-8 certificate interest rate;

23)               to the Class B-8 Certificates, principal allocable to such Class;

24)               to the Class B-9 Certificates, accrued and unpaid interest at the Class B-9 certificate interest rate;

25)               to the Class B-9 Certificates, principal allocable to such Class;

26)               to the Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Senior Subordinate Certificates;

27)               to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, their Carryover Shortfall Amounts, from remaining interest otherwise distributable to the Class X-1 and Class X-2 Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class X Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class CA-1B and Class DA-1B Certificates); and

28)               to the Class R Certificate, any remaining amount.

In addition, see "Transaction Summary – Class PPP Certificates" in this final term sheet for a description of the distributions on the Class PPP Certificates.

ORIGINATOR DISCLOSURES

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

First Magnus Financial Corporation

First Magnus Financial Corporation, an Arizona corporation, was formed in 1996.  The company is principally engaged in the origination of residential mortgage loans on a retail and wholesale basis.  Generally, such loans are subsequently sold to investors or financial institutions as part of a collateralized investment package.  The Company maintains its headquarters in Tucson, Arizona, and does business in all 50 states.

GMAC-RFC

Residential Funding Corp.

RFC, an indirect, wholly-owned subsidiary of GMAC Mortgage Group, Inc., is a Delaware corporation having its principal place of business in Minnesota. RFC is engaged in the business of (i) originating and acquiring residential mortgage loans from correspondent bankers and brokers and selling loans to public and private investors in the secondary markets in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the accounts of others. RFC’s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis , Minnesota and its telephone number is (952) 857-7000.

SunTrust Mortgage, Inc.

SunTrust Mortgage, Inc. (“SunTrust”) is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, one of the nation’s largest commercial banking organizations.  As of September 30, 2005, SunTrust Bank had total assets of $172.4 billion and total deposits of $113.7 billion, operating in Virginia, the District of Columbia, Maryland, Georgia, Alabama, Tennessee and Florida.  SunTrust Bank is headquartered in Atlanta, Georgia, and SunTrust is headquartered in Richmond, Virginia.  SunTrust’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

In December 1998, Crestar Financial Corporation (“CFC”) merged with SunTrust Banks, Inc. (“STI”) resulting in a banking entity with a history dating back to 1811.  SunTrust is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated March 30, 1927 as a wholly owned subsidiary of CFC.  SunTrust is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae and Freddie Mac seller/servicer.  In addition to providing mortgage services through SunTrust branches, the telephone and the Internet, SunTrust originates loans through more than 170 locations in SunTrust markets and adjacent states, maintains correspondent and broker relationships in 48 states and services loans in 50 states and the District of Columbia.

MORTGAGE LOANS SERVICED BY COUNTRYWIDE

General

            Approximately [23.24]% (by principal balance) of the mortgage loans underlying the certificates (the “Countrywide Loans”) have been originated by Countrywide Home Loans, Inc. (“Countrywide”). The Countrywide Loans will be serviced by Countrywide pursuant to a mortgage loan purchase and servicing agreement (the “Countrywide Agreement”) entered into between Countrywide and Washington Mutual Mortgage Securities Corp., which agreement will be assigned to the Trust pursuant to the pooling and servicing agreement (the “Pooling Agreement”). The functions to be performed by Countrywide with respect to the Countrywide Loans will include payment collection and payment application, default management and escrow administration. Washington Mutual Bank will calculate monthly distributions to certificateholders and prepare monthly distribution reports with respect to all of the mortgage loans, including the Countrywide Loans.

            Countrywide is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation. The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Countrywide is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Countrywide's Servicing Obligations

            Servicing Standard. Pursuant to the Countrywide Agreement, Countrywide will be required to service the Countrywide Loans in accordance with the procedures, including prudent collection and loan administration procedures, and the standard of care, employed by prudent mortgage servicers that service similar mortgage loans in the jurisdictions in which the related mortgaged properties are located.  Such standard of care will not be lower than the standard of care Countrywide customarily employs and exercises in servicing and administering similar mortgage loans for its own account.

            Waivers and Modifications. Countrywide will be permitted to waive, modify or vary any term of any Countrywide Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor, if in Countrywide’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust, subject to exceptions described in the Countrywide Agreement.

            Custodial Account, Escrow Account and Investment Account. Within two business days of receipt, Countrywide will be required to deposit in a custodial account maintained by Countrywide the following amounts with respect to the Countrywide Loans:  (i) all mortgagor payments, including scheduled monthly payments (net of Countrywide’s servicing fee) and principal prepayments, (ii) all liquidation proceeds and insurance proceeds (other than insurance proceeds required for the restoration or repair of the related mortgaged property) and (iii) other amounts described in the Countrywide Agreement. In addition, Countrywide will be required to deposit in the custodial account each month (i) any required advances of principal and interest (as described below), (ii) any compensating interest (as described below) and (iii) proceeds of any Countrywide Loan repurchased by Countrywide in accordance with the Countrywide Agreement. Within two business days of receipt, Countrywide will be required to transfer into an escrow account maintained by Countrywide all escrow payments (which are payments made by some mortgagors and held by the servicer in escrow for future payment of taxes and insurance).

            On the 18th day of each month (or the next business day, if such 18th day is not a business day), Countrywide will be required to transfer from the custodial account into an investment account maintained by Washington Mutual Bank the funds held in the custodial account that are required to be distributed to certificateholders on the Distribution Date in that month.

            Permitted Withdrawals. Countrywide will be permitted to make withdrawals, from time to time, from the custodial account for the following purposes:

·         to reimburse itself for advances, as described under “—Advances” below;

·         to pay to itself the servicing fee (to the extent not already retained);

·         to pay to itself investment earnings earned on funds held in the custodial account;

·         to remit to the applicable insurer any primary mortgage insurance premiums that are payable by the mortgagee; and

·         other permitted purposes described in the Countrywide Agreement.

            Advances. Countrywide will be required under the Countrywide Agreement to advance its own funds (i) to cover any shortfall between payments of principal and interest scheduled to be received in respect of the Countrywide Loans each month and the amounts actually received, (ii) to pay any taxes or insurance with respect to mortgaged properties to the extent not paid by the mortgagor, (iii) to cover costs and expenses in connection with foreclosure and bankruptcy proceedings, (iv) to cover the cost of preserving, restoring and protecting the mortgaged properties and (v) to cover the cost of managing and liquidating properties acquired through foreclosure; provided, however, that Countrywide will not make the advances described in clause (i) above unless it determines that such advance will be recoverable from amounts received for the applicable mortgage loan; provided, further, that in the case of clause (iv) above, Countrywide will not make advances for the restoration of properties unless it determines that (x) the restoration will increase the liquidation proceeds after reimbursement to itself for those advances and (y) such advances will be recoverable from amounts received for the applicable mortgage loan. Countrywide will not charge interest or other fees with respect to any advances.

If Countrywide determines that an advance previously made with respect to a Countrywide Loan is not recoverable from amounts to be received for that loan or if all funds with respect to that loan have previously been remitted to the Trust, Countrywide will be entitled to be reimbursed for such advance from collections on other Countrywide Loans owned by the Trust.

            Foreclosure. Countrywide will be required under the Countrywide Agreement to foreclose upon the mortgaged property related to each defaulted Countrywide Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. Countrywide will not be permitted to foreclose upon a mortgaged property if it is aware of evidence of toxic waste or other environmental contamination on the mortgaged property, unless it has made certain determinations with respect to the mortgaged property as described in the Countrywide Agreement.

            Maintenance of Primary Mortgage, Hazard and Flood Insurance. Countrywide will be required under the Countrywide Agreement to keep in full force and effect a primary mortgage insurance policy for each Countrywide Loan until the loan-to-value ratio has been reduced to a ratio for which Fannie Mae no longer requires such insurance to be maintained, unless state law provides that the mortgagor may elect to cancel.

Countrywide will also be required to maintain or cause to be maintained hazard insurance and, if applicable, flood insurance for each Countrywide Loan.

            Limitations on Countrywide’s Liability.See “Description of the Securities—Matters Regarding the Servicer and the Depositor” in the prospectus for a description of certain limitations on Countrywide’s liability under the Countrywide Agreement.

            Back-up Servicing. See “Description of the Securities—Events of Default Under the Governing Agreement and Rights Upon Events Of Default” in the prospectus for a description of the material terms under the Countrywide Agreement regarding Countrywide’s replacement, resignation or transfer.

Principal Prepayments and Compensating Interest
Distribution of Principal Prepayments –

            On each Distribution Date, principal prepayments in full (“Payoffs”) and partial prepayments (“Curtailments”) collected on the mortgage loans are distributed to certificateholders.  However, the timing of distribution of Payoffs differs with respect to the Countrywide Loans and the mortgage loans other than the Countrywide Loans. For the Countrywide Loans and for each Distribution Date and any loan group, for purposes of determining distributions of principal on the certificates, the “Principal Prepayment Amount” is the sum, with respect to the mortgage loans in that loan group, of all Payoffs and Curtailments  relating to the mortgage loans in that loan group that were received during the prior calendar month, reduced (but not to less than zero) by the aggregate amount of negative amortization with respect to the mortgage loans during the prior calendar month. See the Free Writing Prospectus for a definition of “Principal Prepayment Amount” with respect to the mortgage loans other than the Countrywide Loans.  For the Countrywide Loans and for each Distribution Date and any loan group, the “Available Distribution Amount” equals the sum of the amounts described in the definition thereof in the Free Writing Prospectus, except that clause (1)(c) thereof reads as follows:  “all Payoffs received after the Prepayment Period immediately preceding that Distribution Date (together with any interest payment received with those Payoffs)”.

Payment of Compensating Interest

            As a result of the delay in distributions of Payoffs and Curtailments to certificateholders, the interest collected on the mortgage loans is not sufficient to pay the full amount of interest accrued on the certificates. To reduce this interest shortfall, each of Countrywide and Washington Mutual Bank is required to pay compensating interest with respect to the mortgage loans it services. Below is a description of the compensating interest required to be paid by Countrywide under the Countrywide Agreement.  See the Free Writing Prospectus for a description of the compensating interest required to be paid by Washington Mutual Bank under the Pooling Agreement (which differs from the amount of compensating interest required to be paid by Countrywide).

            When a mortgagor makes a Payoff on a Countrywide Loan between Due Dates, the mortgagor pays interest on the Payoff only to the date of prepayment. Because the Payoff is not distributed to the related certificateholders until the Distribution Date in the next month, an interest shortfall results in the amount of thirty days of interest on the amount of the Payoff less the amount of interest actually paid by the mortgagor.  When a mortgagor makes a Curtailment with respect to a Countrywide Loan, the mortgagor does not pay any interest on the Curtailment, and the principal balance of the mortgage loan is reduced by the amount of the Curtailment as of the Due Date in the calendar month of receipt, but the Curtailment is not distributed to the related certificateholders until the Distribution Date in the next month. This results in an interest shortfall in the amount of thirty days of interest on the amount of the Curtailment.

            For each Distribution Date, Countrywide will be obligated under the Countrywide Agreement to remit to the custodial account compensating interest in an amount equal to the lesser of (a) any shortfall in interest collections with respect to Payoffs and Curtailments received in the prior calendar month and (b) the servicing fee payable to Countrywide.

To the extent that compensating interest is insufficient to cover the interest shortfall resulting from the timing of distributions of Payoffs and Curtailments, or to the extent that there is an interest shortfall resulting from the application of the Servicemembers Relief Act, that remaining shortfall will be allocated to the certificates pro rata according to the amount of interest to which each class of certificates would otherwise be entitled in reduction of that amount.